UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2008
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 15, 2008, a petition for involuntary Chapter 7 bankruptcy entitled In Re. AtheroGenics, Inc. (Case No. 08-78200) was filed against AtheroGenics, Inc. (the “Company”) by AQR Absolute Return Master Account, L.P., CNH CA Master Account, L.P., Tamalpais Global Partner Master Fund, LTD, Tang Capital Partners, LP and Zazove High Yield Convertible Securities Fund, L.P. (collectively, the “2008 Noteholders”) in the U.S. Bankruptcy Court for the Northern District of Georgia.
As of the date hereof, the 2008 Noteholders hold approximately $20.4 million of the Company’s 4 1/2% Convertible Notes due 2008, which the Company failed to repay on September 2, 2008.
The Company is reviewing the involuntary bankruptcy petition filed by the 2008 Noteholders and is evaluating its alternatives.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.
Date: September 16, 2008	By:	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President, Commercial Operations and Chief Financial Officer